EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-115378, 333-115379, 333-115380, 333-70646, 333-02135 and 333-22881) of Tyson Foods, Inc. of our report dated November 21, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fayetteville, AR

November 21, 2011